As filed with the Securities and Exchange Commission on November 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Andeavor Logistics LP

Tesoro Logistics Finance Corp.

and Additional Registrants

(see Table of Additional Registrants below)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4610	27-4151603 35-2453789
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway

San Antonio, Texas 78259

Telephone: (210) 626-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kim K. W. Rucker

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

(210) 626-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Catherine M. Clarkin

Ari B. Blaut

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common units representing limited partner interests of Andeavor Logistics LP	(1)	(1)	(1)	(2)
Preferred units representing limited partner interests of Andeavor Logistics LP	(1)	(1)	(1)	(2)
Senior debt securities	(1)	(1)	(1)	(2)
Subsidiary guarantees of senior debt securities	(3)	(3)	(3)	(3)

(1)	This registration statement covers an indeterminate aggregate initial offering price or number or amount of securities as may from time to time be offered and sold at indeterminate prices. Andeavor Logistics LP will determine the proposed maximum offering price per security from time to time in connection with offers and sales of securities registered under this registration statement. Separate consideration may or may not be received for securities issued upon conversion, exchange or exercise of securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), Andeavor Logistics LP is deferring payment of all of the registration fees, which will be paid from time to time in one or more offerings of securities to be made hereunder.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is being paid in respect of the subsidiary guarantees. The subsidiary guarantees will not be traded separately. The senior debt securities may be guaranteed by any of the Registrants named on the cover of the registration statement and the additional Registrants named on the following page.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter/Constituent Documents	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Green River Processing, LLC	Delaware	46-4995184
Andeavor Field Services LLC	Delaware	47-1671046
Andeavor Midstream Partners GP LLC	Delaware	46-2636925
Andeavor Midstream Partners LP	Delaware	80-0918184
Andeavor Midstream Partners Operating LLC	Delaware	46-2648015
Andeavor Gathering I LLC	Delaware	46-3283494
Rendezvous Pipeline Company, LLC	Colorado	80-0918184
Tesoro Alaska Pipeline Company LLC	Delaware	74-1839523
Tesoro Alaska Terminals LLC	Delaware	81-1894342
Tesoro High Plains Pipeline Company LLC	Delaware	27-4152862
Tesoro Logistics Northwest Pipeline LLC	Delaware	80-0873558
Tesoro Logistics Operations LLC	Delaware	27-4151836
Tesoro Logistics Pipelines LLC	Delaware	61-1698909
Tesoro SoCal Pipeline Company LLC	Delaware	35-2461308
Western Refining Logistics, LP	Delaware	46-3205923
Western Refining Pipeline, LLC	New Mexico	85-0467397
Western Refining Wholesale, LLC	Delaware	86-0109486
Western Refining Terminals, LLC	Delaware	86-0784398
WNRL Finance Corp.	Delaware	47-2976324
WNRL Energy GP, LLC	Delaware	36-4794798
WNRL Energy, LLC	Delaware	47-2043380
Western Refining Product Transport, LLC	Delaware	47-1803177

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is shown on the cover page of this Registration Statement on Form S-3.

Andeavor Logistics LP

Tesoro Logistics Finance Corp.

Debt Securities

Guarantees

Preferred Units

Common Units

Andeavor Logistics LP (“we” or “Andeavor Logistics”) may, from time to time, in one or more series, offer to sell common units representing limited partner interests of Andeavor Logistics, preferred units representing limited partner interests in Andeavor Logistics and debt securities described in this prospectus. Tesoro Logistics Finance Corp. (“Finance Corp.”) may act as a co-issuer of the debt securities. The obligations of Andeavor Logistics or Finance Corp., as the case may be, under the debt securities may be fully and unconditionally guaranteed by any of the guarantors referred to in this prospectus as described in this prospectus, as well as any additional guarantor identified in an applicable prospectus supplement. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus that will provide more specific information about the terms of the offering, and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol “ANDX”.

Investing in the securities involves certain risks. See the information under “Risk Factors” in Andeavor Logistics’ Annual Report on Form 10-K for the year ended December 31, 2016, and the information included or incorporated by reference in this prospectus for a description of the factors you should consider before deciding whether to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 14, 2017

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that we prepare and distribute. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, offer the securities described in this prospectus in one or more offerings and the additional registrants may offer a related guarantee. Each time we sell securities (or, in the case of the additional registrants, a related guarantee), we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that offering and the securities being offered. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

On October 30, 2017, we completed the merger (the “WNRL Merger”) of Western Refining Logistics, LP (“WNRL”) into Andeavor Logistics LP (formerly Tesoro Logistics LP), with Western Refining Logistics, LP becoming a wholly-owned subsidiary of Andeavor Logistics LP. In this prospectus, unless otherwise specified or the context requires otherwise, references to “Andeavor Logistics,” “our partnership,” “we,” “us,” and “our” are references to Andeavor Logistics and its consolidated subsidiaries as of the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 21, 2017 (the “Annual Report”);

(2)	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 9, 2017, for the quarterly period ended June 30, 2017 filed on August 9, 2017 and for the quarterly period ended September 30, 2017, filed on November 9, 2017;

(3)	our Current Reports on Form 8-K filed on October 20, 2014, December 11, 2014, January 6, 2017, February 22, 2017, February 24, 2017 (Item 1.01 only), April 26, 2017, May 19, 2017, June 1, 2017, August 1, 2017, August 14, 2017 (Items 1.01 and 3.02 only), August 21, 2017, August 22, 2017, September 28, 2017, October 31, 2017, November 3, 2017, November 8, 2017 (only the report filed, not furnished, on this date), November 13, 2017, and November 14, 2017;

(4)	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering; and

(5)	the description of our common units contained in our registration statement on Form 8-A (File No. 001-35143) filed with the SEC on April 15, 2011, and including any other amendments or reports filed for the purpose of updating such descriptions.

We take no responsibility for WNRL’s filings with the SEC that predate our acquisition of WNRL on October 30, 2017, and we are not incorporating by reference any part of such filings into this prospectus supplement, except to the extent incorporated by reference by our Current Report on Form 8-K/A, filed on November 14, 2017. WNRL’s audited consolidated financial statements, as incorporated by reference in the aforementioned Current Report on Form 8-K/A filed on November 14, 2017, have not been updated for the retrospective adoption of Accounting Standards Update 2016-09, “Improvements to Employee Share-Based Payment Accounting.” WNRL adopted this accounting standards update on January 1, 2017. The presentation of WNRL’s Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015 would have been retrospectively adjusted to include payments of $0.5 million each year for tax withholdings for stock-based compensation in net cash used in financing activities that was previously reported in net cash provided by operating activities as a change in accounts payable and accrued liabilities. Such amounts are not material to the consolidated financial statements. There were no payments during the year ended December 31, 2014.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, telephone 1-800-837-6768.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus described in the section entitled “Risk Factors” beginning on page 5 or incorporated by reference herein, including those described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any prospectus supplement. You are cautioned not to place undue reliance on such forward-looking statements.

ANDEAVOR LOGISTICS

We are a fee-based, growth-oriented Delaware limited partnership formed in December 2010 by Andeavor and its wholly owned subsidiary, Tesoro Logistics GP, LLC, to own, operate, develop and acquire logistics assets. We completed our initial public offering in April 2011. We are a full-service logistics company operating in the western and mid-continent regions of the United States. We own and operate networks of crude oil, refined products and natural gas pipelines, terminals with dedicated and non-dedicated storage capacity for crude oil and refined products, rail facilities with loading and off-loading capabilities, marine terminals, a trucking fleet, natural gas processing and fractionation complexes.

Finance Corp., a Delaware corporation, is our wholly owned subsidiary organized for the sole purpose of being a co-issuer of debt securities and a guarantor of certain of our other indebtedness. Finance Corp. has no operations and no revenue other than as may be incidental to its activities as co-issuer and guarantor of certain of our indebtedness.

Our principal executive offices are located at 19100 Ridgewood Parkway, San Antonio, Texas, 78259, and our telephone number is (210) 626-6000. Our website address is http://andeavorlogistics.com. Information found on, or accessible through, our website (other than any reports filed with the SEC expressly incorporated by reference therein) is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Investing in securities issued by Andeavor Logistics involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report of Andeavor Logistics on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods shown. For purposes of computing these ratios, “earnings” consists of income from continuing operations before provisions for taxes on income before undistributed equity in earnings, plus fixed charges (excluding capitalized interest). “Fixed charges” consists of interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	2.7x	2.7x	2.5x	1.4x	1.4x	5.7x

(1)	No preferred units were outstanding during any of the periods presented and therefore, no historical ratio of earnings to combined fixed charges and preferred unit distributions are presented for these periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general partnership purposes, debt repayment, future acquisitions, capital expenditures and additions to working capital. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that Andeavor Logistics may issue from time to time. Finance Corp. may be a co-issuer of the debentures, notes, bonds and other evidences of indebtedness that Andeavor Logistics may issue from time to time. The debt securities will be senior debt securities. Andeavor Logistics and/or Finance Corp. may offer secured or unsecured debt securities, which may be fully and unconditionally guaranteed by any of the guarantors referred to in this prospectus as described in this prospectus, as well as any additional guarantor identified in an applicable prospectus supplement. We will provide a prospectus supplement that describes the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Debt securities will be issued under a senior indenture with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities issued by Andeavor Logistics will be issued in one or more series under an indenture. The form of indenture relating to our senior debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

We anticipate appointing U.S. Bank National Association as the trustee under the indenture under which any of the our debt securities would be issued. We anticipate that U.S. Bank National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the debt securities.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable supplemental indenture, company order or officer’s certificate, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable supplemental indenture, company order or officer’s certificate and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of debt securities.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Guarantees of Debt Securities

The debt securities issued by Andeavor Logistics and/or Finance Corp. may be fully and unconditionally guaranteed by any of the additional registrants referenced on the cover page of the registration statement of which this prospectus forms a part, as well as any additional guarantor identified in an applicable prospectus supplement. The particular terms of any such guarantee of a particular issue of Andeavor Logistics’ and/or Finance Corp.’s debt securities will be described in the related prospectus supplement. Any guarantee will be governed by and construed in accordance with the law of the State of New York.

DESCRIPTION OF OUR PREFERRED UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other partnership securities on the terms and conditions established by our general partner, Tesoro Logistics GP, LLC, without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights, to which our common units are not entitled, which we refer to in this prospectus as “preferred units.” As of the date of this prospectus, we have no preferred units outstanding.

Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•	the initial public offering price at which the preferred units will be issued;

•	any conversion or exchange provisions of the preferred units;

•	any redemption or sinking fund provisions of the preferred units;

•	the distribution rights of the preferred units, if any;

•	a discussion of any additional material federal income tax considerations regarding the preferred units; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

DESCRIPTION OF OUR COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Description of Our Cash Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.” As of November 13, 2017, 89,207,671 common units were outstanding.

Our outstanding common units are listed on the NYSE under the symbol “ANDX”.

Transfer Agent and Registrar

Duties

American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except for the following, which must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a common unitholder; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, the general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

Upon the transfer of a common unit in accordance with our partnership agreement, the transferee of the common unit shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically becomes bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

No transfer of any common units may be made if such transfer would (i) violate the then applicable federal or state securities law or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of our partnership under the laws of the jurisdiction of its formation or (iii) cause our partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF OUR TEXNEW MEX UNITS AND SPECIAL LIMITED PARTNER INTEREST

In connection with the WNRL Merger, we issued, among other partnership interests, (i) 80,000 TexNew Mex Units (the “TexNew Mex Units”) and (ii) the Special Limited Partner Interest (the “Special Limited Partner Interest”) to Western Refining Southwest, Inc., an affiliate of Andeavor (“Western Refining Southwest”).

TexNew Mex Units

The TexNew Mex Units have the following rights, preferences and privileges.

Distributions

Holders of the TexNew Mex Units are entitled to receive distributions of available cash prior to distributions to holders of our common units. Distributions to holders of the TexNew Mex Units will be in an amount equal to eighty percent (80%) of the excess of:

•	(i) the product of (A) the total volume of crude oil actually transported for such quarter on the approximately 375-mile segment of TexNew Mex Pipeline extending from WNRL’s crude oil station in Bisti, New Mexico, in the Four Corners region to its T Station in Eddy County, New Mexico, multiplied by (B) the number of days in such quarter, multiplied by (C) the applicable tariff for such quarter, minus (ii) actual operating expenses for such quarter, minus (iii) actual maintenance capital expenditures for such quarter, plus (iv) any increase in deferred revenue for such quarter, plus (v) certain transportation credits related to our TexNew Mex Pipeline business;

over

•	(i) the product of (A) 13,000, multiplied by (B) the number of days in such quarter, multiplied by (C) the applicable tariff for such quarter, minus (ii) the lesser of (A) actual operating expenses for such quarter and (B) the target operating expenses for such quarter, minus (iii) the lesser of (A) actual maintenance capital expenditures for such quarter and (B) the target capital expenditures for such quarter, less any amounts reserved with the consent of holders of a majority of the TexNew Mex Units in accordance with our partnership agreement to fund certain expansion or investment capital expenditures (subject to return of such amounts if not used by our general partner).

Voting Rights

Holders of the TexNew Mex Units do not have any voting rights, except as set forth below or as otherwise provided by the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”). However, without the affirmative vote or written consent of a majority of the TexNew Mex Units then outstanding, we may not

•	amend, alter, modify or change any provision of our partnership agreement in a manner that would have a material adverse effect on the rights or preferences of holders of the TexNew Mex Units in relation to other classes of partnership securities;

•	authorize the issuance of any class or series of partnership securities with distribution rights that are senior to or on a parity with the TexNew Mex Units;

•	sell, transfer or otherwise dispose of any material portion of the assets of our TexNew Mex Pipeline business; or

•	issue any additional TexNew Mex Units.

Redemption and Conversion Rights

The TexNew Mex Units are perpetual and do not have any rights of redemption or conversion.

Transfers of TexNew Mex Units

No holder of any TexNew Mex Unit may transfer any or all of its TexNew Mex Units without the prior written approval of our general partner, unless (i) the transfer is to an affiliate of the holder or (ii) the transfer is to any person who is, or will be substantially concurrently with the completion of the transfer, an affiliate of our general partner.

Special Limited Partner Interest

The Special Limited Partner Interest has the following rights, preferences and privileges.

Distributions

Except in the event of our dissolution and liquidation, the holder of the Special Limited Partner Interest shall not be entitled to any distributions.

Voting Rights

Holders of the TexNew Mex Units do not have any voting rights, except as provided by the Delaware Act.

DESCRIPTION OF OUR CASH DISTRIBUTION POLICY

Rationale

Our partnership agreement requires that we distribute all of our available cash quarterly. Our cash distribution policy reflects a basic judgment that our unitholders will be better served by distributing our available cash rather than retaining it, because, among other reasons, we believe we will generally finance any expansion capital expenditures from external financing sources. Our cash distribution policy may be changed at any time and is subject to certain restrictions, including those contained in our partnership agreement, our credit facility, our indentures or other debt agreements and applicable law. Please read “Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

Set forth below is a summary of our cash distribution policy and the material provisions of our partnership agreement that relate to cash distributions to our unitholders. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Second Amended and Restated Agreement of Limited Partnership which is filed as an exhibit to our Current Report on Form 8-K filed on October 31, 2017.

Distributions of Available Cash

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to its unitholders of record on the applicable record date. Cash distributions will not be characterized as resulting from operating surplus or capital surplus.

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of the quarter:

•	less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; and

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months from sources other than additional working capital borrowings.

To the extent Andeavor and/or its affiliates own common units, the aggregate quarterly distribution of available cash allocated to Andeavor and/or its affiliates shall be reduced by the following amounts: (i) $12,500,000 for the quarter ending December 31, 2017; (ii) $15,000,000 per quarter commencing with the quarter ending March 31, 2018 and ending with the quarter ending December 31, 2018; and (iii) $12,5000,000 per quarter commencing with the quarter ending March 31, 2019 and ending with the quarter ending December 31, 2019.

Prior to making any distributions of available cash with respect to any quarter to the holders of our common units, available cash for such quarter will be first distributed to the holders of the TexNew Mex Units, pro rata, as of the applicable record date, in an amount equal to eighty percent (80%) of the excess of:

•	(i) the product of (A) the total volume of crude oil actually transported for such quarter on the approximately 375-mile segment of TexNew Mex Pipeline extending from WNRL’s crude oil station in Bisti, New Mexico, in the Four Corners region to its T Station in Eddy County, New Mexico, multiplied by (B) the number of days in such quarter, multiplied by (C) the applicable tariff for such quarter, minus (ii) actual operating expenses for such quarter, minus (iii) actual maintenance capital expenditures for such quarter, plus (iv) any increase in deferred revenue for such quarter, plus (v) certain transportation credits related to our TexNew Mex Pipeline business;

over

•	(i) the product of (A) 13,000, multiplied by (B) the number of days in such quarter, multiplied by (C) the applicable tariff for such quarter, minus (ii) the lesser of (A) actual operating expenses for such quarter and (B) the target operating expenses for such quarter, minus (iii) the lesser of (A) actual maintenance capital expenditures for such quarter and (B) the target capital expenditures for such quarter.

less any amounts reserved with the consent of holders of a majority of the TexNew Mex Units in accordance with our partnership agreement to fund certain expansion or investment capital expenditures (subject to return of such amounts if not used by our general partner).

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. If we make positive adjustments to the capital accounts upon the issuance of additional units as a result of such gain, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners’ capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner designed to result, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Second Amended and Restated Agreement of Limited Partnership which is filed as an exhibit to our Current Report on Form 8-K filed on October 31, 2017. We will provide prospective investors with a copy of this agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Description of our Cash Distribution Policy”;

•	with regard to the transfer of common units, please read “Description of Our Common Units — Transfer of Common Units;”

•	with regard to the rights, preferences and privileges of our TexNew Mex Units and the Special Limited Partnership Interest, please read “Description of our TexNew Mex Units and Special Limited Partnership Interest.”

Holders of our common units, TexNew Mex Units and the Special Limited Partnership Interest are considered limited partners of our partnership.

Organization and Duration

We were organized on December 3, 2010 and have a perpetual existence.

Purpose

Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law, provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would be reasonably likely to cause us to be treated as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Although our general partner has the ability to cause us, our principal operating subsidiary or its subsidiaries to engage in activities other than the gathering, transportation and storage of crude oil, the terminalling, transportation and storage of refined products and the gathering, transportation and processing of natural gas and natural gas liquids, our general partner has no current plans to do so. The general partner is authorized in general to perform all acts deemed necessary to carry out our purposes and to conduct our business.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”

Voting Rights

The following matters require the unitholder vote specified below. Matters requiring the approval of a “unit majority” require the approval of a majority of our common units. For a description of the voting rights our TexNew Mex Units and Special Limited Partnership Interest, see “Description of our TexNew Mex Units and Special Limited Partnership Interest — TexNew Mex Units — Voting Rights” and “Description of our TexNew Mex Units and Special Limited Partnership Interest — Special Limited Partner Interest — Voting Rights.”

Issuance of additional units	No approval rights.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See “— Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. See “— Merger, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. See “— Termination and Dissolution.”

Reconstitution of our partnership upon dissolution	Unit majority. See “— Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of a majority of our common units, excluding common units held by the general partner and its affiliates, is required for the withdrawal of the general partner prior to June 30, 2021 in a manner which would cause a dissolution of our partnership. See “— Withdrawal or Removal of the General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding common units, including units held by our general partner and its affiliates. See “— Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of our common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2021. See “— Transfer of General Partner Interest.”

Transfer of ownership interests in the general partner	No approval required at any time. See “— Transfer of Ownership Interests in General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of the partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace the general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in a number of states. Maintenance of our limited liability as the sole member of our principal operating subsidiary may require compliance with legal requirements in the jurisdictions in which our principal operating subsidiary conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our membership interest in the operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

There are no restrictions under our partnership agreement on the ability of our general partner to issue partnership securities, including partnership securities junior or senior to the common units.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership securities (other than the issuance of partnership securities upon conversion of outstanding partnership securities or the issuance of partnership securities pursuant to the underwriters’ option to purchase additional common units), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its current general partner interest in us. Our general partner’s current interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its current general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General

Amendments to the partnership agreement may be proposed only by or with the consent of the general partner, which consent may be given or withheld in its sole discretion, except as discussed below. In order to adopt a proposed amendment, other than the amendments discussed below, the general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as we describe below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

(1) enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

(2) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to the general partner or any of its affiliates without the consent of the general partner, which may be given or withheld in its sole discretion.

The provision of the partnership agreement preventing the amendments having the effects described in clauses (1) and (2) above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class. As of November 13, 2017, Andeavor and its affiliates, including our general partner, own approximately 59% of our outstanding common units.

No Unitholder Approval

The general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

(1) a change in our name, the location of our principal place of business, our registered agent or our registered office;

(2) the admission, substitution, withdrawal, or removal of partners in accordance with the partnership agreement;

(3) a change that the general partner determines is necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, our principal operating subsidiary, nor its subsidiaries will be treated as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(4) an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974 (ERISA), whether or not substantially similar to plan asset regulations currently applied or proposed;

(5) an amendment that the general partner determines is necessary or appropriate for the authorization or issuance of additional partnership securities or rights to acquire partnership securities;

(6) any amendment expressly permitted in the partnership agreement to be made by the general partner acting alone;

(7) an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

(8) any amendment that the general partner determines is necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by the partnership agreement;

(9) a change in our fiscal year or taxable year and related changes; or

(10) any other amendments substantially similar to any of the matters described in (1) through (9) above.

In addition, the general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee if the general partner determines that those amendments:

(1) do not adversely affect the limited partners (or any particular class of limited partner as compared to other classes of limited partners) in any material respect;

(2) are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

(3) are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

(4) are necessary or appropriate for any action taken by the general partner relating to splits or combinations of units under the provisions of the partnership agreement; or

(5) are required to effect the intent expressed in this prospectus or the intent of the provisions of the partnership agreement or are otherwise contemplated by the partnership agreement.

Opinion of Counsel and Unitholder Approval

Any amendment that our general partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that our general partner determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of limited partners in relation to other classes of limited partners will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action, other than to remove the general partner or call a meeting, is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that increases the voting percentage required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be increased. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for U.S. federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

Merger, Sale, or Other Disposition of Assets

A merger or consolidation of us requires the consent of the general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

In addition, the partnership agreement generally prohibits the general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. The general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. The general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. In addition, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

If conditions specified in the partnership agreement are satisfied, the general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to change our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated under the partnership agreement. We will dissolve upon:

(1) the election of the general partner to dissolve us, if approved by the holders of units representing a unit majority;

(2) the entry of a decree of judicial dissolution of Andeavor Logistics; or

(3) the withdrawal or removal of our general partner or any other event that results in its ceasing to be the general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under clause (3), the holders of a majority of the outstanding common units may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in the partnership agreement by forming a new limited partnership on terms identical to those in the partnership agreement and having as general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

(1) the action would not result in the loss of limited liability of any limited partner; and

(2) neither Andeavor Logistics LP nor any of its subsidiaries would be treated as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not previously taxed as such).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of the general partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “Description of our Cash Distribution Policy — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2021 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2021, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “— Transfer of General Partner Interest.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by the general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within 90 days after that withdrawal, the holders of a majority of the outstanding common units, agree in writing to continue our business and to appoint a successor general partner. Please read “— Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding common units, including units held by the general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. The ownership of more than 33 1/3% of the outstanding common units by our general partner and its affiliates would give it the practical ability to prevent its removal. As of November 13, 2017, Andeavor and its affiliates, including our general partner, own approximately 59% of our outstanding common units.

Our partnership agreement also provides that if Tesoro Logistics GP, LLC is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

•	any existing arrearages in payment of the minimum quarterly distribution on our common units will be extinguished; and

•	the general partner will have the right to convert its general partner interest into common units or to receive cash in exchange for those interests.

In the event of removal of the general partner under circumstances where cause exists or withdrawal of the general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where the general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for the fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

•	an affiliate of the general partner (other than an individual), or

•	another entity as part of the merger or consolidation of the general partner with or into another entity or the transfer by the general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us to another person prior to June 30, 2021 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in General Partner

At any time, the members of our general partner may sell or transfer all or part of their respective membership interests in our general partner to an affiliate or a third party without unitholder approval.

Change of Management Provisions

The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Tesoro Logistics GP, LLC as our general partner or otherwise change management. If any person or group other than the general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors.

Limited Call Right

If at any time the general partner and its affiliates hold more than 75% of the then-issued and outstanding partnership securities of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of: (1) the highest cash price paid by either of the general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those partnership securities; and (2) the current market price as of the date three days before the date the notice is mailed. As a result of the general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have its partnership securities purchased at an undesirable time or price.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. In the case of common units held by the general partner on behalf of non-citizen assignees, the general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

The general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by the general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “— Issuance of Additional Securities.” However, if at any time any person or group, other than the general partner and its affiliates, or a direct or subsequently approved transferee of the general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report, or proxy material required or permitted to be given or made to record holders of common units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described above under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.”

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our member (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

A non-citizen assignee will not have the right to direct the voting of its units and may not receive distributions in kind upon our liquidation.

Non-Taxpaying Assignees; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us under Federal Energy Regulatory Commission regulations, or in order to reverse an adverse determination that has occurred regarding such maximum applicable rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our member (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

A non-taxpaying assignee will not have the right to direct the voting of its units and may not receive distributions in kind upon our liquidation.

Indemnification

Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

(1) the general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

(4) any person who is or was a manager, managing member, officer, director, employee, agent, fiduciary or trustee of any entity described in (1), (2) or (3) above; or

(5) any person designated by the general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner and its affiliates for all direct and indirect expenses they incur or payments they make on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

The general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 90 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist it in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether it supplies us with information.

Right to Inspect Our Books and Records

The partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable demand and at its own expense, have furnished to it:

(1) a current list of the name and last known address of each partner;

(2) a copy of our tax returns;

(3) information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

(4) copies of our partnership agreement, our certificate of limited partnership, related amendments, and powers of attorney under which they have been executed;

(5) information regarding the status of our business and financial condition, to the extent set forth in our most recent filings on Form 10-K, Form 10-Q and Form 8-K; and

(6) any other information regarding our affairs as is just and reasonable.

The general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under the partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by the general partner or any of its affiliates (excluding affiliates who are officers, directors or employees of the general partner) or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Tesoro Logistics GP, LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

VALIDITY OF SECURITIES

The validity of the securities and related guarantees offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain matters of Colorado law have been passed upon for us by Gibson, Dunn & Crutcher LLP. Certain matters of New Mexico law have been passed upon for us by Rodey, Dickason, Sloan, Akin & Robb, P.A.

EXPERTS

The consolidated financial statements of Andeavor Logistics as of December 31, 2016 and 2015, and for each of the three years ended December 31, 2016, appearing in Andeavor Logistics’ Current Report (Form 8-K), dated August 21, 2017, and the effectiveness of Andeavor Logistics’ internal control over financial reporting as of December 31, 2016, appearing in Andeavor Logistics’ Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of WNRL as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the St. Paul Park Logistics Transaction), which is incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Andeavor Logistics filed on November 14, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical consolidated financial statements of QEP Field Services Company, included as Exhibit 99.4 of Tesoro Logistics LP’s Current Report on Form 8-K dated October 20, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by Andeavor Logistics in connection with a distribution of an assumed amount of the securities being registered under this registration statement:

Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Fees and expenses of Trustee		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	Estimated expenses are not presently known.

Item 15.	Indemnification of Officers and Directors

Andeavor Logistics LP, Andeavor Midstream Partners LP and Western Refining Logistics, LP

Andeavor Logistics LP, Andeavor Midstream Partners LP and Western Refining Logistics, LP are limited partnerships formed under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Andeavor Logistics LP

In accordance with this provision, the limited partnership agreement of Andeavor Logistics LP provides for indemnification, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, of the following persons with respect to Andeavor Logistics LP:

(1)	its general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

(4)	any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of Andeavor Logistics LP or its subsidiaries (the “Partnership Group”), the general partners or any departing general partner or any affiliate of any member of the Partnership Group, the general partner or any departing general partner;

(5)	any person who is or was serving at the request of the general partner or any departing general partner or any affiliate of the general partner or any departing general partner as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another Person owing a fiduciary duty to any member of the Partnership Group; provided that a Person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

(6)	any person designated by the general partner.

Any indemnification under these provisions will only be out of the assets of Andeavor Logistics LP. Unless otherwise agreed by the general partner, in the general partner’s sole discretion, that general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to it to enable it to effectuate, such indemnification. Andeavor Logistics LP may purchase insurance against liabilities asserted against, or expenses incurred by, indemnitees in connection with its activities or such indemnitees’ actions on behalf of it, regardless of whether it would have the power to indemnify the person against liabilities under its limited partnership agreement. Andeavor Logistics LP’s general partner maintains directors and officers liability insurance for the benefit of its directors and officers.

Andeavor Midstream Partners LP

In accordance with this provision, the limited partnership agreement of Andeavor Midstream Partners LP provides for indemnification, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, of the following persons with respect to Andeavor Midstream Partners LP:

(1)	its general partner;

(2)	any Person who is or was an officer or director of its general partner, Andeavor Midstream Partners LP or its subsidiaries (“Midstream Partnership Group”); or

(3)	any Person who is or was serving at the request of its general partner or any of its affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any member of the Midstream Partnership Group; provided, that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services

Any indemnification under these provisions will only be out of the assets of Andeavor Midstream Partners LP. Unless otherwise agreed by the general partner, in the general partner’s sole discretion, that general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to it to enable it to effectuate, such indemnification. Andeavor Midstream Partners LP may purchase insurance against liabilities asserted against, or expenses incurred by, such indemnitees in connection with its activities or such indemnitees’ actions on behalf of it, regardless of whether it would have the power to indemnify the person against liabilities under its limited partnership agreement.

Western Refining Logistics, LP

Western Refining Logistics, LP and its general partner, Western Refining Logistics GP, LLC have entered into indemnification agreements (each, a “WNRL Indemnification Agreement”) with each of its executive officers and directors (each, an “WNRL Indemnitee”). Each WNRL Indemnification Agreement provides that the general partner will indemnify and hold harmless each WNRL Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the WNRL Indemnitee in connection with serving in their capacity as officers and directors of the general partner (or of any subsidiary of the general partner) or in any capacity at the request of the general partner or its board of directors to the fullest extent permitted by applicable law, unless there has been a final and non-appealable judgment by a court of competent jurisdiction that those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful. The WNRL Indemnification Agreement also provides that the general partner must advance payment of certain expenses to the WNRL Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the WNRL Indemnitee to return such advance if it is ultimately determined that the WNRL Indemnitee is not entitled to indemnification.

Under Western Refining Logistics, LP’s partnership agreement, in most circumstances, Western Refining Logistics, LP will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	Western Refining Logistics, LP’s general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of our general partner or any departing general partner;

(4)	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of Western Refining Logistics, LP, Western Refining Logistics, LP’s subsidiaries, Western Refining Logistics, LP’s general partner, any departing general partner or any of their affiliates;

(5)	any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to Western Refining Logistics, LP or Western Refining Logistics, LP’s subsidiaries;

(6)	any person who controls Western Refining Logistics, LP’s general partner or any departing general partner; and

(7)	any person designated by the general partner.

Any indemnification under these provisions will only be out of Western Refining Logistics, LP’s assets. Unless Western Refining Logistics, LP’s general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. Western Refining Logistics, LP may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its partnership agreement.

Tesoro Logistics Finance Corp. and WNRL Finance Corp.

Tesoro Logistics Finance Corp. and WNRL Finance Corp. are incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), inter alia, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Tersoro Logistics Finance Corp.

In accordance with these provisions, the articles of incorporation of Tesoro Logistics Finance Corp. provide that no director of the Tesoro Logistics Finance Corp. shall be personally liable to the Tesoro Logistics Finance Corp. or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended, and it shall indemnify any director or officer to the fullest extent permitted by Delaware law.

The bylaws of Tesoro Logistics Finance Corp. provide that to the fullest extent permitted by the DGCL, it shall indemnify any of its current or former directors or officers and may, at the discretion of its board of directors, indemnify any of its current or former employees or agents against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Tesoro Logistics Finance Corp. or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with Tesoro Logistics Finance Corp. or by reason of the fact that he or she is or was serving, at the request of Tesoro Logistics Finance Corp., as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The officers and directors of Tesoro Logistics Finance Corp. are covered, in respect of their activities in those capacities, by a directors and officers liability policy to the fullest extent permitted by such policy.

WNRL Finance Corp.

The certificate of Incorporation of WNRL Finance Corp. states that it shall, to the fullest extent permitted under the DGCL (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have the power to indemnify from and against any and all of the expenses.

The bylaws of the WNRL Finance Corp. generally provide for the indemnification of directors and officers and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances to the fullest extent permitted by the DGCL. WNRL Finance Corp. may maintain insurance to protect itself and its indemnitees against any expense, liability or loss asserted against such person, incurred by such persons or arising out of such person’s status whether or not WNRL Finance Corp would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Andeavor Field Services LLC, Andeavor Midstream Partners GP LLC, Andeavor Midstream Partners Operating LLC, Andeavor Gathering I LLC, Green River Processing, LLC, Tesoro Alaska Pipeline Company LLC, Tesoro Alaska Terminals LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro SoCal Pipeline Company LLC, WNRL Energy GP, LLC, WNRL Energy, LLC, Western Refining Wholesale, LLC, Western Refining Product Transport, LLC and Western Refining Terminals, LLC

Andeavor Field Services LLC, Andeavor Midstream Partners GP, LLC, Andeavor Midstream Partners Operating, LLC, Andeavor Gathering I LLC, Green River Processing, LLC, Tesoro Alaska Pipeline Company LLC, Tesoro Alaska Terminals LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro SoCal Pipeline Company LLC (collectively, the “Andeavor DE LLC Guarantors”), WNRL Energy GP, LLC, WNRL Energy, LLC, Western Refining Wholesale, LLC, Western Refining Product Transport, LLC and Western Refining Terminals, LLC (collectively, the “WNRL DE LLC Guarantors”) are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provision, the limited liability company agreements of the Andeavor DE LLC Guarantors state that to the fullest extent permitted by law, each Andeavor DE LLC Guarantor shall indemnify and hold harmless any of its respective officers, directors, stockholders, partners, members, employees, affiliates, representatives or agents (each an “Andeavor LLC Indemnified Party”) from and against any and all claims and demands whatsoever arising out of or in any way relating to such Andeavor LLC Indemnified Party’s position with the applicable Andeavor DE LLC Guarantor or the performance of the Andeavor LLC Indemnified Party’s duties; provided that to the extent such claim or demand results from such Andeavor LLC Indemnified Party’s gross negligence or willful misconduct, no Andeavor DE LLC Guarantor shall indemnify or hold harmless any such Andeavor LLC Indemnified Party; and provided further that to the extent such claim or demand results from such Andeavor LLC Indemnified Party’s bad faith, no Andeavor DE LLC Guarantor shall indemnify or hold harmless any such Indemnified Party.

The limited liability company agreements of the WNRL DE LLC Guarantors generally provide that the company shall indemnify the member, each director, manager, officer, employee, agent and representative of such WNRL DE LLC Guarantor or the member to the fullest extent permitted by law.

Each WNRL DE LLC Guarantor may purchase and maintain insurance on behalf of any director or officer of such limited liability company against any liability asserted against such person, whether or not such limited liability company would have the power to indemnify such person against such liability under the respective provisions of the limited liability company agreement or otherwise.

Western Refining Pipeline, LLC

Western Refining Pipeline, LLC is organized in the State of New Mexico. NMSA 1978, § 53-19-18, a provision of the New Mexico Limited Liability Company Act, provides as follows: “The articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.”

The limited liability company agreement of the Western Refining Pipeline, LLC provides that the Western Refining Pipeline, LLC shall indemnify the following persons, in each case to the fullest extent permitted by applicable law:

(1)	any officers of the company;

(2)	Western Refining Southwest, Inc., the member of the company;

(3)	the respective partners, shareholders, officers, directors, managers, employees, agents and representatives of the members and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons.

Rendezvous Pipeline Company, LLC

Rendezvous Pipeline Company, LLC is a limited liability company organized under the laws of Colorado.

Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The limited liability company agreement of Rendezvous Pipeline Company, LLC states that, to the fullest extent permitted by law, Rendezvous Pipeline Company, LLC shall indemnify and hold harmless its manager and any officers, directors, stockholder, partners, members, employees, affiliates, representatives or agents of Rendezvous Pipeline Company, LLC or its manager (each, for the purposes of this paragraph only, an “Rendezvous Indemnified Party”) from and against any and all claims and demands whatsoever arising out of or in any way relating to such Rendezvous Indemnified Party’s position with Rendezvous Pipeline Company, LLC or the performance of the Rendezvous Indemnified Party’s duties, except to the extent such claim or demand results from such Rendezvous Indemnified Party’s gross negligence or willful misconduct.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement for debt securities.	*

4.1	Form of Senior Debt Indenture, between Andeavor Logistics, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee (including forms of debt securities).	**

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered.	**

5.2	Opinion of Gibson, Dunn & Crutcher LLP	**

5.3	Opinion of Rodey, Dickason, Sloan, Akin & Robb, P.A.	**

12.1	Computation of Ratio of Earnings to Fixed Charges.	**

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Andeavor Logistics.	**

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Western Refining Logistics, LP.	**

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants firm for QEP Field Services Company.	**

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).	**

23.5	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2)	**

23.6	Consent of Rodey, Dickason, Sloan, Akin & Robb, P.A. (included in Exhibit 5.3).	**

24.1	Powers of Attorney (included on signature pages).	**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended.	**

*	To be filed as an amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Logistics LP

By:	Tesoro Logistics GP, LLC, Its general partner

By:	/s/ Blane W. Peery
	Name:	Blane W. Peery
	Title:	Vice President and Controller

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Goff Gregory J. Goff	Chairman and Chief Executive Officer (Principal Executive Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	Director, President and Chief Financial Officer (Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Raymond J. Bromark Raymond J. Bromark	Director	November 14, 2017

/s/ James H. Lamanna James H. Lamanna	Director	November 14, 2017

Signature	Title	Date

/s/ Thomas C. O’Connor Thomas C. O’Connor	Director	November 14, 2017

/s/ Jeff A. Stevens Jeff A. Stevens	Director	November 14, 2017

/s/ Michael E. Wiley Michael E. Wiley	Director	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Logistics Finance Corp.

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Goff Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	Director, President and Chief Financial Officer (Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Green River Processing, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Field Services LLC	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin Member: Andeavor Midstream Partners Operating LLC	President and Chief Financial Officer	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Field Services LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Logistics LP By: Tesoro Logistics GP, LLC Its general partner	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Midstream Partners GP LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Field Services LLC	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Midstream Partners LP

By:	Andeavor Midstream Partners GP LLC Its general partner

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Midstream Partners Operating LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Midstream Partners LP	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Andeavor Gathering I LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Midstream Partners Operating LLC	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Rendezvous Pipeline Company, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Andeavor Gathering I LLC	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Alaska Pipeline Company LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery Member: Tesoro Logistics Pipelines LLC	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Alaska Terminals LLC
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Tesoro Logistics Operations LLC

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro High Plains Pipeline Company LLC
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Tesoro Logistics Pipelines LLC

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Logistics Northwest Pipeline LLC
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Tesoro Logistics Pipelines LLC

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Logistics Operations LLC
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Andeavor Logistics LP By: Tesoro Logistics GP, LLC Its general partner

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Logistics Pipelines LLC

By:	/s/ Steven M. Sterin
Name: Steven M. Sterin
Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Tesoro Logistics Operations LLC

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Tesoro Socal Pipeline Company LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

Member: Tesoro Logistics Operations LLC

/s/ Steven M. Sterin Steven M. Sterin	President and Chief Financial Officer	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Western Refining Logistics, LP

By:	Western Refining Logistics GP, LLC Its general partner

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Western Refining Pipeline, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Western Refining Wholesale, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Western Refining Terminals, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

WNRL Finance Corp., LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

WNRL Energy GP, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

WNRL Energy, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 14th day of November, 2017.

Western Refining Product Transport, LLC

By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gregory J. Goff, Steven M. Sterin, Kim K. W. Rucker and Blane W. Peery, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 14, 2017

/s/ Blane W. Peery Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 14, 2017